UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
Humana Inc. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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                                                                                                                  [Humana Logo]

March 18, 2004

Dear Humana Stockholder:

It has been brought to our attention that some of our stockholders may not have received a complete set of Humana materials in connection with our April 22, 2004 Annual Stockholders Meeting due to an apparent mix up by a third party processing agent.

Each stockholder as of March 1, 2004, should have received:

1.    A Humana Inc. Proxy Statement dated March 12, 2004.

2.    A Humana Inc. 2003 Annual Report. This document included our 107 page 10-K.

3.    The Humana Inc. Proxy Card.

We believe that the Annual Report and Proxy Card were included in all packets. However, another company's proxy statement may have been included instead of the Humana Inc. Proxy Statement.

Our Proxy Statement is available online at:
                     http://ir.thomsonfn.com/InvestorRelations/irfiles/10199/pdf/proxy_1.pdf

If you would like to receive a printed copy of our Proxy Statement, please call the following toll-free number: 800-487-4870. A Proxy Statement or any of the other materials listed above will be immediately sent.

Your vote is important to us. Thank you.

Sincerely,

HUMANA INC.

/s/ Joan O. Lenahan

Joan O. Lenahan
Secretary